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                            KPMG LLP
                            Suite 1600
                            111 North Orange Avenue
                            PO Box 3031
                            Orlando, FL 32802




May 23, 2006



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:


We were previously principal accountants for the Capital City Bank Group, Inc. 401(k) Plan and, under the date of June 10, 2005, we reported on the financial statements of the Capital City Bank Group, Inc. 401(k) Plan as of and for the years ended December 31, 2004 and 2003. On May 2, 2006 our appointment as principal accountants was terminated. We have read the Capital City Bank Group, Inc. 401(k) Plan's statements included under Item 4.01 of its Form 8-K dated May 17, 2006, and we agree with such statements, except that we are not in a position to agree or disagree with the Capital City Bank Group, Inc. 401(k) Plan's statement in the first sentence of the first paragraph or any of the statements made in the last paragraph.

Yours truly,

/s/ KPMG LLP







         KPMG LLP, a U.S. limited liability partnership, is the U.S.
           member firm of KPMG International, a Swiss cooperative.